EXHIBIT 1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of LPL Financial Holdings Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: September 22, 2015	MARCATO CAPITAL MANAGEMENT LP

	By:	Marcato Holdings LLC

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Authorized Person

Date: September 22, 2015	RICHARD T. MCGUIRE III

	By:	/s/ Richard T. McGuire III

Date: September 22, 2015	MARCATO, L.P.

	By:	MCM General Partner LLC, its General Partner

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Authorized Person

Date: September 22, 2015	MARCATO II, L.P.

	By:	MCM General Partner LLC, its General Partner

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Authorized Person

Date: September 22, 2015	MARCATO INTERNATIONAL MASTER FUND, LTD.

	By:	/s/ Richard T. McGuire III
Richard T. McGuire III
Director